UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

BNL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	0-16880	42-1239454
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7010 Hwy 71 W., Suite 100, Austin, TX	78735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 383-0220

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 8, 2011, the Company’s Board of Directors unanimously approved an agreement in principle for a cash out merger transaction with Ameritas Life Insurance Corp., Lincoln, Nebraska, (“Ameritas”) for a total merger consideration of $35,000,000 for all of the Company’s outstanding Common Stock and unexercised options.  At the effective time of the merger each share of the Company’s outstanding Common Stock will be canceled and converted into the right to receive approximately $2.31 per share.

On November 3, 2011, Ameritas’ Board of Directors also unanimously approved the merger transaction and merger agreement in principle.

The Company’s Board of Directors has set December 21, 2011, for a special meeting of shareholders to consider and vote on the Ameritas merger and set December 1, 2011, as the shareholder record date for the right to vote at the special meeting.

The Company’s Board of Directors will solicit proxies for the special meeting pursuant to proxy materials to be filed with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNL FINANCIAL CORPORATION

Date: November 10, 2011	By:	/s/ Barry N. Shamas
Barry N. Shamas
Executive Vice President and Chief Operating Officer